UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      May 27, 2009

ABITIBIBOWATER INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33776	98-0526415
(Commission File Number)	(I.R.S. Employer Identification No.)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

514 875-2160
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2009, Abitibi-Consolidated Inc. (“Abitibi”), a subsidiary of AbitibiBowater Inc., certain of Abitibi’s affiliates, Citibank, N.A. and Citibank, N.A., London Branch entered into an amendment (the “Amendment”) to the Amended and Restated Receivables Purchase Agreement dated as of January 31, 2008, as previously amended (the “RPA”). Pursuant to the Amendment, the parties agreed to extend the event of termination date to the earlier of (i) June 15, 2009 and (ii) the effective date of a debtor-in-possession financing facility which would provide for the payment in full of all amounts owing under the RPA and related transaction documents.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Amendment is a summary only and is qualified, in all respects, by the provisions of the Amendment.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1

Amendment No. 6 to Amended and Restated Receivables Purchase Agreement, dated as of May 27, 2009 to the Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., Eureka Securitisation, plc, as an investor, Citibank, N.A., as a bank, Citibank, N.A., London Branch, as operating agent for the investors and the banks, Abitibi Consolidated Sales Corporation, as an originator and as servicer and Abitibi-Consolidated Inc., as an originator and subservicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBOWATER INC.
Dated: June 2, 2009	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon Title: Senior Vice President, Corporate Affairs and Chief Legal Officer